UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)
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ION GEOPHYSICAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ION GEOPHYSICAL CORPORATION
SUPPLEMENT TO THE PROXY STATEMENT FOR THE
ANNUAL MEETING OF STOCKHOLDERS
To be Held on May 27, 2011
     Explanatory Note: On April 21, 2011, we filed with the Securities and Exchange Commission our definitive proxy statement describing the matters to be voted upon at our annual meeting of stockholders to be held on May 27, 2011. This Amendment No. 1 to Schedule 14A, in the form of a supplement to our proxy statement, revises the proxy statement and should be read in conjunction with it.
     This supplement is being provided in order to revise the total number of shares and the percentage ownership of shares of common stock beneficially owned by James M. Lapeyre, Jr., and the resulting beneficial ownership of all directors and executive officers as a group, as of March 1, 2011. The proxy statement contained an error reflecting that Mr. Lapeyre beneficially owned 8,167,125 shares of common stock (5.3% of the outstanding shares of common stock) as of that date, rather than the correct total of 9,767,832 shares of common stock (6.3% of the outstanding shares of common stock). A consequence of this was that the proxy statement erroneously stated that our directors and executive officers as a group as of that date beneficially owned 8,995,968 shares of common stock (6.8% of the total outstanding shares of common stock), instead of the correct total of 10,596,675 shares of common stock (7.8% of the total outstanding shares of common stock).
     As a result, the totals in the table set forth under the heading Ownership of Equity Securities of ION on page 12 of the proxy statement were misstated. The table containing the correct numbers has been reproduced below with these corrections. Further, two sentences in the proxy statement have been revised and are set forth below to reflect these corrections.
Ownership of Equity Securities of ION

				Percent of
	Common	Rights to	Restricted	Common
Name of Owner	Stock(1)	Acquire(2)	Stock(3)	Stock(4)
BGP Inc., China National Petroleum Corporation(5)	23,789,536	—	—	15.3%
FMR LLC(6)	13,534,055	—	—	8.7%
BlackRock, Inc.(7)	10,367,146	—	—	6.7%
Wells Fargo and Company(8)	8,729,737	—	—	5.6%
James M. Lapeyre, Jr.(9)	9,767,832	80,000	—	6.3%
Laitram, L.L.C.(10)	7,605,345	—	—	4.9%
Robert P. Peebler	447,411	90,000	378,881	*
David H. Barr(11)	20,000	—	—	*
Hao Huimin(12)	13,300	—	—	*
Michael C. Jennings(13)	20,000	—	—	*
Franklin Myers	24,000	55,000	—	*
S. James Nelson, Jr.	40,000	70,000	—	*
John N. Seitz	49,895	80,000	—	*
R. Brian Hanson	72,741	175,000	100,076	*
Nikolaos Bernitsas	51,081	133,750	15,333	*
David L. Roland	44,807	66,250	33,333	*
Ken Williamson	28,291	136,250	15,333	*
All directors and executive officers as a group (14 Persons)	10,596,675	1,125,650	557,555	7.8%

*	Less than 1%

(1)	Represents shares for which the named person (a) has sole voting and investment power or (b) has shared voting and investment power. Excluded are shares that (i) are unvested restricted stock holdings or (ii) may be acquired through stock option exercises.

(2)	Represents shares of common stock that may be acquired upon the exercise of stock options held by our officers and directors that are currently exercisable or will be exercisable on or before April 30, 2011.

(3)	Represents unvested shares subject to a vesting schedule, forfeiture risk and other restrictions. Although these shares are subject to forfeiture, the holder has the right to vote the shares until they are forfeited.

(4)	Assumes shares that such person has rights to acquire presently and on or before April 30, 2011, are outstanding.

(5)	The address for BGP Inc., China National Petroleum Corporation is No. 189 Fanyang Middle Road, ZhuoZhou City, HeBei Province 072750 P.R. China.

(6)	The address for FMR LLC (“FMR”) is 82 Devonshire Street, Boston, Massachusetts 02109. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR, is the beneficial owner of 12,320,485 shares as a result of acting as investment adviser to various investment companies registered under the Investment Company Act of 1940. Edward C. Johnson 3d, as Chairman of FMR LLC, and FMR, through its control of Fidelity, and the funds each has sole power to dispose of the 12,320,485 shares owned by the funds. Members of the family of Edward C. Johnson 3d are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. Neither FMR nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. Pyramis Global Advisors, LLC (“PGALLC”), 900 Salem Street, Smithfield, Rhode Island, 02917, an indirect wholly-owned subsidiary of FMR and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 280,110 shares as a result of its serving as investment adviser to institutional accounts, non-U.S. mutual funds, or investment companies registered under the Investment Company Act of 1940 owning such shares. Edward C. Johnson 3d and FMR, through its control of PGALLC, each has sole dispositive power over 280,110 shares and sole power to vote or to direct the voting of 280,110 shares owned by the institutional accounts or funds advised by PGALLC as reported above. Pyramis Global Advisors Trust Company (“PGATC”), 900 Salem Street, Smithfield, Rhode Island, 02917, an indirect wholly-owned subsidiary of FMR and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 933,460 shares as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR, through its control of PGATC, each has sole dispositive power over 933,460 shares and sole power to vote or to direct the voting of 912,040 shares owned by the institutional accounts managed by PGATC as reported above.

(7)	The address for BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022.

(8)	Wells Fargo and Company filed its Schedule 13G/A with the SEC on behalf of itself and the following subsidiaries: Wells Capital Management Incorporated, Wells Fargo Bank, N.A., Wells Fargo Funds Management, LLC, and Wells Fargo Advisors, LLC. The address for Wells Fargo and Company is 420 Montgomery Street, San Francisco, California 94104. Wells Fargo and Company and these subsidiaries reported that they have sole voting power with respect to 7,899,813 shares, sole dispositive power with respect to 8,692,020 shares and shared dispositive power with respect to 12,880 shares.

(9)	These shares of common stock include 5,700 shares over which Mr. Lapeyre holds joint voting power and investment control with his wife, 545,580 shares that Mr. Lapeyre holds as a custodian or trustee for the benefit of his children, 7,605,345 shares owned by Laitram, and 10,500 shares that Mr. Lapeyre holds as a co-trustee with his wife for the benefit of his children, in all of which Mr. Lapeyre disclaims any beneficial interest. Please read note 10 below. Mr. Lapeyre has sole voting power over only 1,600,707 of these shares of common stock.

(10)	The address for Laitram, L.L.C. is 220 Laitram Lane, Harahan, Louisiana 70123. Mr. Lapeyre is the President and chief executive officer of Laitram. Please read note 9 above. Mr. Lapeyre disclaims beneficial ownership of any shares held by Laitram.

(11)	Mr. Barr was appointed to the ION Board on December 2, 2010.

(12)	Mr. Hao was appointed to the ION Board on January 1, 2011.

(13)	Mr. Jennings was appointed to the ION Board on December 2, 2010.
     On page 16 of the proxy statement, under the heading Board of Directors and Corporate Governance, the last paragraph on that page should read as follows:
     Our Chairman, Mr. Lapeyre, is an executive officer and significant shareholder of Laitram, L.L.C., a company with which ION has ongoing contractual relationships, and Mr. Lapeyre and Laitram together owned approximately 6.3% of our outstanding common stock as of March 1, 2011.
     On page 21 of the proxy statement, under the heading Certain Transactions and Relationships, the second paragraph from the bottom of the page should read as follows:
     Mr. Lapeyre is the President and Chief Executive Officer and a significant equity owner of Laitram, L.L.C. and has served as President of Laitram and its predecessors since 1989. Laitram is a privately-owned, New Orleans-based manufacturer of food processing equipment and modular conveyor belts. Mr. Lapeyre and Laitram together owned approximately 6.3% of our outstanding common stock as of March 1, 2011.

     This Amendment No. 1 to Schedule 14A revises only the items of the proxy statement as specified above and amends those items solely to reflect the changes described above. There are no other changes to the proxy statement.
     This Amendment No. 1, the proxy statement, the form of proxy card sent or given to our stockholders and our 2010 Annual Report to Stockholders are available at www.iongeo.com under “Investor Relations — Investor Materials — Stockholders’ Meeting.”